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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                           TRITON PCS HOLDINGS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                   23-2974475
(State of Incorporation or Organization)    (IRS Employer Identification No.)

                             375 TECHNOLOGY DRIVE
                          MALVERN, PENNSYLVANIA 19355
              (Address of Principal Executive Offices) (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.
[_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]
                                                    -
     Securities Act registration statement file number to which this form relates: 333-85149.

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                    Name of Each Exchange on Which
     To Be So Registered                    Each Class Is To Be Registered
     -------------------                    ------------------------------

     NONE.                                  NONE.

     Securities to be registered pursuant to Section 12(g) of the Act:

                     Class A Common Stock, par value $0.01
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                                                                               2

Item 1. Description of Registrant's Securities to be Registered.

     The description of the Class A common stock of the Registrant registered hereby, including the information required by Item 202 of Regulation S-K, is incorporated by reference to the description of capital stock of the Registrant included in the "Description of Capital Stock" section of the prospectus filed as a part of the Registrant's Form S-1 Registration Statement, File No. 333-85149, filed with the Securities and Exchange Commission on August 13, 1999, and any amendments to such Registration Statement, including any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "S-1 Registration Statement").

Item 2. Exhibits.


Exhibit
Number              Description
------              -----------

3.1 Form of Second Restated Certificate of Incorporation of Triton PCS Holdings, Inc. (incorporated by reference to
                    Exhibit 3.4 to the S-1 Registration Statement).

3.2 Form of Amended and Restated Bylaws of Triton PCS Holdings, Inc. (incorporated by reference to Exhibit 3.6 to the S-1 Registration Statement).

4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement).

10.18 Stockholders Agreement, dated as of February 4, 1998, among AT&T Wireless PCS, Inc., Triton PCS Holdings, Inc., CB Capital Investors, L.P., J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P., Equity-Linked Investors-II, Toronto Dominion Capital (USA), Inc., First Union Capital Partners, Inc., DAG-Triton PCS, L.P., Michael E. Kalogris, Steven R. Skinner, David D. Clark, Clyde Smith, Patricia Gallagher and David Standig (incorporated by reference to Exhibit 10.11 to the Registrant's Form S-4 Registration Statement, File No. 333-57715).

10.19 Amendment No. 1 to Stockholders Agreement, dated as of December 31, 1998, among AT&T Wireless PCS, Inc., Triton PCS Holdings, Inc., CB Capital Investors, L.P., J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P., Equity-Linked Investors-II, Toronto Dominion Capital (USA), Inc., First Union
                    Capital Partners, Inc., DAG-Triton PCS, L.P., Michael E. Kalogris, Steven R. Skinner, David D. Clark, Clyde Smith, David Standig, Michael Mears, Michael E. Kalogris, as
                    Trustee under Amended and Restated Common Stock Trust Agreement for Management Employees and Independent
                    Directors, dated June 26, 1998, Scott Anderson, and John Beletic (incorporated by reference to Exhibit 10.19 to the S-1 Registration Statement).
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                                                                               3

10.20 Amendment No. 2 to Stockholders Agreement, dated as of June 8, 1999, among AT&T Wireless PCS, Inc., Triton PCS Holdings, Inc., CB Capital Investors, L.P., J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P., Equity-Linked Investors-II, Toronto Dominion Capital (USA), Inc., First Union Capital Partners, Inc., DAG-Triton PCS, L.P., Michael E. Kalogris, Steven R. Skinner, David D. Clark, Clyde Smith, David Standig, Michael Mears, Michael E. Kalogris, as Trustee under Amended and Restated Common Stock Trust Agreement for Management Employees and Independent Directors, dated June 26, 1998, Scott Anderson, and John Beletic (incorporated by reference to Exhibit 10.20 to the S-1 Registration Statement).

10.21 Investors Stockholders' Agreement, dated as of February 4, 1998, among CB Capital Investors, L.P., J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P., Equity-Linked Investors-II, Toronto Dominion Capital (USA), Inc., DAG-Triton PCS, L.P., First Union Capital Partners, Inc., and the stockholders named therein (incorporated by reference to Exhibit 10.12 to the Registrant's Form S-4 Registration Statement, File No. 333-57715).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     TRITON PCS HOLDINGS, INC.

Date:    September 23, 1999          BY: /s/David D. Clark
     --------------------------          -----------------
                                         David D. Clark
                                         Chief Financial Officer and Senior
                                         Vice President